Filed Pursuant to Rule 424(b)(3)
Registration No. 333-154975

TNP STRATEGIC RETAIL TRUST, INC.

SUPPLEMENT NO. 6 DATED JULY 12, 2012

TO THE PROSPECTUS DATED APRIL 10, 2012

This document supplements, and should be read in conjunction with, our prospectus dated April 10, 2012, relating to our offering of up to $1,100,000,000 in shares of our common stock, as supplemented by Supplement No. 2 dated April 27, 2012, Supplement No. 3 dated May 21, 2012, Supplement No. 4 dated June 15, 2012 and Supplement No. 5 dated July 5, 2012. Terms used and not otherwise defined in this Supplement No. 6 have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 6 is to disclose:

•	the status of our public offering;

•	an update to the section of our prospectus entitled “Risk Factors;”

•	an update to the section of our prospectus entitled “Prior Performance Summary—Adverse Business Developments;” and

•	updated prior performance tables.

Status of Our Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on August 7, 2009. As of July 5, 2012, we had received and accepted investors’ subscriptions for and issued 10,452,039 shares of our common stock in our initial public offering, including 214,355 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately 103,833,811. As of July 5, 2012, approximately 89,724,816 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. On June 15, 2012, we filed a registration statement on Form S-11 with the SEC to register a following-on public offering of up to $900,000,000 in shares of our common stock. Under rules promulgated by the SEC, we may continue our initial public offering until as late as February 2013.

Update to “Risk Factors”

The following disclosure supplements and should be read in conjunction with the disclosure in the section of our prospectus entitled “Risk Factors.”

We may be forced to find another advisor, property manager and dealer manager (or become self-managed) if the financial health of our sponsor does not improve significantly. Even if we could find substitute service providers or become self-managed, such changes would disrupt our business and adversely affect the success of this offering and could cause the value of your investment in us to decline.

We are dependent on TNP Strategic Retail Advisor, LLC, our advisor, to manage our operations and our portfolio of real estate and real estate-related assets. We are also dependent on TNP Securities, LLC, our dealer manager and an affiliate of our sponsor, to conduct our public offering. Our dealer manager and our advisor depend on the capital from our sponsor and fees and other compensation that they receive from us in connection with our public offering and the purchase, management and sale of assets to conduct their operations. Our sponsor has a limited operating history and, since inception, has operated at a significant net loss. Our sponsor (and its subsidiaries) also has substantial secured and unsecured debt obligations coming due in the next two years. As discussed below, three TNP-sponsored programs have failed to make the most recent interest payments on their privately issued notes. The principal amount outstanding on those notes is approximately $51 million, approximately $21.6 million of which is coming due in 2013. All of the $21.6 million in principal amount coming due in 2013 relates to notes issued by TNP 12% Notes Program, LLC. Further, TNP 12% Notes Program, LLC is in default and has recently notified its investors that it has suspended all interest payments to investors for the remainder of 2012. These programs are subsidiaries of our sponsor, and the proceeds of such borrowings were used, in part, to fund our sponsor’s operations.

The audit committee of our board of directors recently engaged an independent financial advisor to evaluate the financial health of our sponsor. That evaluation is ongoing. However, we estimate that our sponsor’s liabilities exceeded its assets by approximately $45 million as of March 31, 2012 and that our sponsor currently has a negative working capital position.

        If our sponsor is unable to both negotiate a modification to its debt obligations and improve its financial performance, the ability of our advisor, our property manager and our dealer manager to perform their duties to us could be compromised. Moreover, attending to these adverse conditions could require a significant amount of time on the part of our advisor and its affiliates, thereby decreasing the amount of time they spend actively managing our investments. We believe that there is a significant risk that our sponsor’s financial condition could prompt us to seek alternative service providers or become self-managed. It may be very difficult to engage alternative service providers (which would require the consent of some of our significant lenders and certain regulatory approvals) or become self-managed. If we determine that we need to seek alternative service providers or become self-managed and are unable to successfully do so, such failure would result in a substantial disruption to our business and would adversely affect the value of an investment in us. Even if we were successful in doing so, such efforts would involve significant disruption to our business, which may adversely affect the value of your investment in us.

We expect to raise substantially less than 50% of the maximum amount we are seeking to raise in this offering. As a result, we will not be able to invest in as diverse a portfolio of properties as we otherwise would, which may cause the value of your investment to vary more widely with the performance of specific assets, and our general and administrative expenses are likely to constitute a greater percentage of our revenue. Raising fewer proceeds in this offering, therefore, could increase the risk that you will lose money on your investment.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering have no firm commitment to purchase any shares. To date, the proceeds we have raised in this offering are lower than our sponsor and dealer manager originally expected. Some of the broker dealers participating in this offering also participated in private offerings of notes issued by other TNP-sponsored programs. As noted above, three of these programs have failed to meet interest payment deadlines and one of the programs is in default and has suspended all interest payments to its investors for the remainder of 2012. These recent developments and on-going market conditions have caused us to revise our sales projections for this offering downward.

If we are unable to increase significantly the amount of proceeds raised in this offering, we will make fewer investments than originally intended, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located, the industries in which our tenants operate and the length of lease terms with our tenants. In that case, adverse developments with respect to a single property, a geographic region, a small number of tenants, a tenant industry or rental rates when we renew or release a property would have a greater adverse impact than they otherwise would. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of our revenue, reducing our net income and limiting our ability to pay distributions to you.

Our property management agreements are long-term agreements, which we generally cannot terminate except for “cause.” Such long-term contracts may hinder our ability to obtain property management services at lower rates in the future or to locate an alternative advisor because any replacement advisor may also desire to serve as our property manager.

Our property management agreements expire between 2030 and 2032. Generally, we may only terminate these agreements for “cause,” as defined in the agreements. As a result, should property management services be available on better terms in the future, we may not be able to change property managers and realize the benefits of such improved terms. Furthermore, should we need to find an alternative advisor, long-term property management agreements may frustrate our efforts because any alternative advisor may desire to serve as our property manager as well. Therefore, the long-term, non-terminable nature of our property management agreements may adversely affect the value of your investment in us.

Update to “Prior Performance Summary—Adverse Business Developments”

The following disclosure supersedes and replaces in its entirety the disclosure in the section of our prospectus entitled “Prior Performance Summary—Adverse Business Developments.”

The recent global financial crisis and economic recession contributed to a decline in rental rates and property values and deteriorated property operating fundamentals. These economic trends had an adverse impact upon certain of the TNP prior programs. In May 2008, Bruin Fund, L.P. acquired Oakwood Tower, an office property located in Dallas, Texas, and One Lee Park West, an office property located in Dallas, Texas, for an aggregate purchase price, including closing costs, of approximately $14,000,000. In June 2010, Bruin Fund, L.P. defaulted on its outstanding mortgage loan obligations of approximately $9,000,000 and on August 4, 2010 the lender foreclosed on the Oakwood Tower and One Lee Park West properties. The investors in Bruin Fund, L.P. lost the full amount of their investment. Effective July 2012, TNP 6700 Santa Monica Boulevard, DST indefinitely suspended all distributions to its investors in response to the sole tenant of the program’s single property filing for bankruptcy in order to conserve funds for anticipated tenanting costs for replacement tenants and other cash needs that may arise.

In addition, in each of April and May 2012, each of TNP 2008 Participating Notes Program, LLC and TNP Profit Participation Program, LLC, failed to timely make their monthly interest payments to investors; however, such payments were subsequently made in May and June 2012, respectively. In addition, as of the date hereof, these programs have not made timely payments as of the latest payment date for each such program. If these programs (each of which is a subsidiary of our sponsor) continue to fail to timely make the required payments to investors, the programs may be in default pursuant to the terms of such programs and the payment of the outstanding indebtedness on these programs may be accelerated. TNP 12% Notes Program, LLC has also failed to timely make the most recent quarterly interest payment to investors and is in default, as a result of which the payment of the outstanding indebtedness of the program may be accelerated. The principal amount outstanding on the notes issued by TNP 12% Notes Program, LLC is approximately $21.6 million, all of which is coming due in 2013. TNP 12% Notes Program, LLC recently notified its investors that it has suspended all interest payments to investors for the remainder of 2012. For additional information on the amount raised for each program, see Table II (Compensation to Sponsor) included in Appendix A to our prospectus.

Updated Prior Performance Tables

The Prior Performance Tables appearing as Appendix A to our prospectus are superseded and replaced in their entirety by the Prior Performance Tables set forth as Appendix A to this Supplement.

APPENDIX A:

PRIOR PERFORMANCE TABLES OF THOMPSON NATIONAL PROPERTIES, LLC

The following prior performance tables provide information relating to the real estate investment programs sponsored by Thompson National Properties, LLC and its affiliates, collectively referred to herein as “TNP prior programs.” These programs were not prior programs of TNP Strategic Retail Trust, Inc. Thompson National Properties and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual TNP prior program has its own specific investment objectives; however, the general investment objectives common to all TNP prior programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the TNP prior programs has similar investment objectives to those of TNP Strategic Retail Trust, Inc.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2011.

Table I, which summarizes the experience of the sponsor in raising and investing funds in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table II, which includes information regarding compensation paid to the sponsor in connection with the TNP prior programs that have closed in the most recent three years, is included herein.

Table III, which presents information regarding the operating results of the TNP prior programs that have closed in the most recent five years, is included herein.

Table IV, which presents information regarding the operating results of TNP prior programs which have completed operations (no longer hold properties) in the most recent five years, is included herein.

Table V, which includes information on the sale or disposition of properties in connection with the TNP prior programs within the most recent three years, is included herein.

Additional information relating to the acquisition of properties by TNP prior programs is contained in Table VI, which is included in Part II of the registration statement which TNP Strategic Retail Trust, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I presents information showing the experience of Thompson National Properties, LLC and its affiliates in raising and investing funds for TNP prior programs that closed during the three years ended December 31, 2011. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2011.

	Bruin Fund L.P.(1)	TNP 12% Notes Program, LLC(2)	TNP 2008 Participating Notes Program, LLC(3)
Dollar Amount Offered	$250,000,000	$21,600,000	$30,000,000
Dollar Amount Raised	3,950,000	21,599,537	26,199,903
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	—	1,385,665	1,803,573
Organizational Expenses(4)	168,022	166,193	787,497
Other	—	—	—
Reserves	1,342	—	—
Percent Available for Investment	96%	93%	90%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	52,232	—	19,192
Cash Down Payment	3,828,375	—	978,515
Acquisition Fees(5)	224,625	—	585,537
Other	—	—	—

Total Acquisition Costs	$4,105,232	$—	$1,583,243
Percent Leveraged	68%	N/A	88%
Date Offering Began	3/3/2008	6/10/2008	12/9/2008
Length of Offering (in Months)	26	19	15
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	1	15	15

Notes to Table I

(1)	Bruin Fund, L.P.’s two property assets were foreclosed upon by a lender effective August 4, 2010.
(2)	Amounts herein pertain to offering proceeds raised and do not include any properties acquired through reinvested amounts.
(3)	Acquisition cost amounts are costs paid by investors to purchase properties. Investors in this program receive interest at a specified rate annually for their investment.
(4)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(5)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	TNP 6700 Santa Monica Blvd., DST(1)	TNP Irving Square DST	TNP 121 S. MLK DST	TNP Titan Plaza Fund	Thompson/Morgan Baton Rouge I, DST(2)
Dollar Amount Offered	$16,570,000	$5,080,000	$7,880,000	$4,250,000	$21,200,000
Dollar Amount Raised	16,570,000	5,080,000	7,880,000	4,250,000	20,985,800
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	1,122,162	338,931	515,751	57,050	1,445,387
Organizational Expenses(3)	909,292	187,439	367,733	22,140	1,171,722
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent Available for Investment	88%	90%	89%	98%	88%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	601,792	18,727	456,123	340,499	1,896,727
Cash Down Payment	278,296	3,900,000	3,350,956	2,680,000	14,190,000
Acquisition Fees(4)	1,365,980 (1)	300,000	500,955	137,837	—
Other	—	—	—	—	—

Total Acquisition Costs	$2,246,067	$4,218,727	$4,308,033	$3,158,336	$16,086,727
Percent Leveraged	91%	N/A	60%	51%	61%
Date Offering Began	4/2/2009	5/14/2010	7/12/2010	9/10/2010	6/11/2009
Length of Offering (in Months)	15	9	10	14	13
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	13	8	8	8	11

Notes to Table I

(1)

Acquisition costs represent the amount paid by the tenant-in-common or DST investors to acquire interest in the property. Acquisition fee includes $800,000 in acquisition fees paid to TNP Property Manager in part for its negotiations of the purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(2)	This program is a joint venture partnership between Thompson National Properties, LLC and Morgan Group of Companies.
(3)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(4)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

	Thompson/Post Ladera Palms, DST(1)	Thompson/Post Regal Crossing, DST(1)
Dollar Amount Offered	$7,450,000	$4,700,000
Dollar Amount Raised	7,450,000	4,700,000
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	502,450	300,591
Organizational Expenses(2)	342,218	209,045
Other	—	—
Reserves	—	—
Percent Available for Investment	89%	89%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property	1,551,405	602,223
Cash Down Payment	3,350,000	2,750,000
Acquisition Fees(3)	924,000	600,000
Other	—	—
Total Acquisition Costs	$5,825,405	$3,952,223
Percent Leveraged	71%	65%
Date Offering Began	12/3/2010	3/31/2011
Length of Offering (in Months)	6	3
Months to Invest 90 Percent of Amount Available for Investment (Measured from the Beginning of Offering)	4	3

Notes to Table I

(1)	This program is a joint venture partnership between Thompson National Properties, LLC and Post Investment Group, Inc.
(2)	Organizational expenses pertain to formation, organizational, filing, recording and other related expenses to the program.
(3)	Acquisition fees are amounts paid to the sponsor or affiliates pursuant to the terms of the offering memorandum relating to the program’s offering.

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to Thompson National Properties and its affiliates related to TNP prior programs that have conducted offerings which closed during the three years ended December 31, 2011. Also included is a summary of the amount and types of compensation paid to Thompson National Properties and its affiliates related to all other TNP prior programs the offerings of which did not close during the three years ended December 31, 2011 presented on an aggregate basis. All amounts shown are as of December 31, 2011.

	Bruin Fund, L.P. (Oakwood & One Lee Park)(5)	TNP 12% Notes Program, LLC	TNP 2008 Participating Notes Program, LLC	TNP 6700 Santa Monica Blvd., DST		Thompson/ Morgan Baton Rouge I, DST(6)
Date Offering Commenced	3/3/2008	6/10/2008	12/9/2008	4/2/2009		6/11/2009
Dollar Amount Raised	$3,950,000	$21,599,537	$26,199,903	$16,570,000		$20,985,800

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	$—	$—	$—	$414,250		$444,185
Acquisition Fees
Real Estate Commissions	$—	$—	$—	$—		$—
Advisory Fees(2)	$224,625	$—	$400,137	$1,365,980	(3)	$—
Other	$—	$—	$—	$—		$—

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$2,478,673	$—	$2,619,554	$10,507,330		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$66,811	$—	$145,620	$92,827		$—
Partnership Management Fees(4)	$34,333	$—	$130,008	$112,716		$—
Reimbursements	$—	$—	$—	$—		$—
Leasing Commissions	$25,370	$—	$52,515	$—		$—
Other	$2,296	$—	$193,181	$8,183		$—
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	$—	$—	$—	$—		$—
Notes	$—	$—	$—	$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	$—	$—	$—	$—		$—
Incentive Fees	$—	$—	$—	$—		$—
Other	$—	$—	$—	$—		$—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)

Amount includes $800,000 in acquisition fees paid to TNP Property Manager for its part in negotiating purchase price reduction as noted in supplements no. 3 and 4 of the program’s private placement memorandum.

(4)	Amounts primarily pertain to asset management fees.
(5)	Bruin Fund, L.P.’s property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(6)	Asset and Property management fees and other related operations amounts managed by controlling entity—Morgan Multi-Family Property Manager LLC.

	TNP Irving Square, DST	TNP 121 S. Martin Luther King Blvd., DST	TNP Titan Bldg, Plaza Fund	Thompson/ Post Ladera Palms, DST	Thompson/ Post Regal Crossing, DST	TNP Prior Programs Not Closed (4)

Date Offering Commenced	5/14/2010	7/12/2010	9/10/2010	12/3/2010	3/31/2011	N/A
Dollar Amount Raised	$5,080,000	$7,880,000	$4,250,000	7,450,000	4,700,000	22,770,729
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees(1)	117,722	197,000	8,895	90,993	58,750	520,485
Acquisition Fees
Real Estate Commissions	—	—	—	—	—	—
Advisory Fees(2)	300,000	500,955	137,837	924,000	600,000	1,780,656
Other	—	—	—	—	—	—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	1,411,340	2,906,788	2,039,224	—	—	4,235,646
Amount Paid to Sponsor from Operations:
Property Management Fees	16,010	34,135	83,933	—	—	153,851
Partnership Management Fees(3)	4	—	—	—	—	531,167
Reimbursements	—	—	—	—	—	—
Leasing Commissions	—	—	53,014	—	—	351,592
Other	5,512	5,480	6,534	488	—	7,851
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—	—	—	—
Notes	—	—	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—	—	—
Incentive Fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

(1)	Amounts primarily pertain to organization and offering expenses pertaining to the program.
(2)	Amounts primarily pertain to advisory fees related to acquisition of property for the program.
(3)	Amounts primarily pertain to asset management fees.
(4)

Three TNP prior programs which did not close during the three years ended December 31, 2011, including TNP Vulture Fund VIII, LLC, TNP 1265 NW Waterhouse Avenue, DST, AND Thompson/Post Canyons at West 45th Avenue, DST, presented on an aggregate basis.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAM

(UNAUDITED)

Table III sets forth the annual operating results of TNP prior programs that closed during the five years ended December 31, 2011.

	Bruin Fund, L.P.
	Year Ended December 31,
	2008(1)	2009	2010(2)	2011(2)
Gross Revenues	$1,419,066	$1,568,697	$595,299	$—
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(3)	1,226,177	5,075,406	916,036	8,144
Interest Expense	484,848	1,193,192	278,529	—
Depreciation & Amortization(4)	876,057	1,237,193	(3,041,274)	—

Net Income (Loss)—GAAP basis(5)	$(1,168,016)	$(5,937,094)	$2,442,008	$(8,144)

Taxable Income (Loss):
—from operations	(1,168,016)	(5,937,094)	2,442,008	(8,144)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(6)	(500,614)	(4,715,811)	(677,460)	(530)
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(500,614)	(4,715,811)	(677,460)	(530)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(500,614)	(4,715,811)	(677,460)	(530)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(500,614)	$(4,715,811)	$(677,460)	$(530)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	(295.70)	(1,503.06)	618.23	(2.06)
—from recapture	—	—	—	—
Capital Gain (Loss)(7)	—	—	830.74	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				0%

Notes to Table III

(1)	Operating results pertain to the period from March 3, 2008 (inception) to December 31, 2008.
(2)

Operating results pertain to the period from January 1, 2010 to August 4, 2010. Lender foreclosed on the properties held by Bruin Fund, L.P. effective August 4, 2010. Year-end 2011 figures reflect write-off balances resulting from prior year foreclosure.

(3)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(4)	Depreciation and amortization expense includes write-offs and loan relief pertaining to a lender’s foreclosure on the properties owned by Bruin Fund, L.P. effective August 4, 2010.
(5)	The partnership maintains its books on a GAAP basis.
(6)	Cash generated from operations generally includes net income plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(7)

Capital gain pertains to proceeds and cost adjustments related to a lender’s foreclosure on the properties held by Bruin Fund, L.P. effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

	TNP 12% Notes Program, LLC(4)
	Year Ended December 31,
	2008	2009	2010		2011
Gross Revenues	$332,557	$2,049,096		$2,365,561	$2,354,662
Profit on Sale of Properties	—	—		—	—
Less: Operating Expenses(1)	936	39,431		146,750	22,884
Interest Expense	493,324	2,854,050		3,399,888	2,976,021
Depreciation & Amortization	—	128		—	—

Net Income (Loss)—GAAP basis(2)	$(161,703)	$(844,513)		$(1,181,077)	$(644,243)

Taxable Income (Loss):
—from operations	(161,703)	(844,513)		(1,181,077)	(644,243)
—from gain on sale	—	—		—	—
Cash Generated:
—from operations(3)	131,249	13,502		8	(28,211)
—from sales	—	—		—	—
—from refinancing	—	—		—	—

Cash Generated From Operations, Sales & Refinancing	131,249	13,502		8	(28,211)
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(5)	—(5)
—from sales and refinancing	—	—		—	—
—from other	—	—		—	—

Cash Generated (Deficiency) after Cash Distributions	131,249	13,502		8	(28,211)
Less: Special Items (not including Sales & Refinancing)	—	—		—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$131,249	$13,502		$8	$(28,211)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(5)	$(5)
—from recapture	—	—		—	—
Capital Gain (Loss)	—	—		—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(5)	—(5)
—Return of Capital	—	—		—	—
Sources (on Cash basis)
—Sales	—	—		—	—
—Refinancing	—	—		—	—
—Operations	—	—		—	—
—Other	—	—		—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table					0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, accounts receivable and accounts payable.
(4)	This program’s offering began on June 10, 2008. This program’s offering closed on January 6, 2010 and the program is still in operation.
(5)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 2008 Participating Notes Program, LLC(4)
	Year Ended December 31,
	2008(5)	2009	2010		2011
Gross Revenues	$4	$2,104,176		$4,963,915		$6,086,000
Profit on Sale of Properties	—	—		—		—
Less: Operating Expenses(1)	—	1,365,113		4,129,158		3,209,000
Interest Expense	150	2,181,221		4,452,141		4,595,000
Depreciation & Amortization	—	1,032,390		516,493		1,465,000

Net Income (Loss)—GAAP basis(2)	$(146)	$(2,474,548)		$(4,133,877)		$(3,183,000)

Taxable Income (Loss):
—from operations	(146)	(2,474,548)		(4,133,877)		(3,183,000)
—from gain on sale	—	—		—		—
Cash Generated:
—from operations(3)	496,504	2,279,473		588,322		171,000
—from sales	—	—		—		—
—from refinancing	—	—		—		—

Cash Generated From Operations, Sales & Refinancing	496,504	2,279,473		588,322		171,000
Less: Cash Distributions to Investors:
—from operating cash flow	—	—		—(6)		—(6)
—from sales and refinancing	—	—		—		—
—from other	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions	496,504	2,279,473		588,322		171,000
Less: Special Items (not including Sales & Refinancing)	—	—		—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$496,504	$2,279,473		$588,322		$171,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$	—(6)	$	—(6)
—from recapture	—	—		—		—
Capital Gain (Loss)	—	—		—		—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—		—(6)		—(6)
—Return of Capital	—	—		—		—
Sources (on Cash basis)
—Sales	—	—		—		—
—Refinancing	—	—		—		—
—Operations	—	—		—		—
—Other	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table						0%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began on December 9, 2008. This program’s offering closed on March 22, 2010 and the program is still in operation.
(5)	Operating results reflect activity from the commencement of the program’s offering on December 9, 2008 through December, 31, 2008.
(6)	Investors in this program receive interest at a specified rate annually that is included in interest expense. As a result, tax and distribution data per $1,000 invested is not applicable.

	TNP 6700 Santa Monica Boulevard, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$67,761	$3,481,017	$3,573,925	$3,421,789
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	59,638	1,179,603	556,025	556,966
Interest Expense	13,939	1,614,177	1,650,002	1,421,334
Depreciation & Amortization	—	997,800	1,027,891	1,001,866

Net Income (Loss)—GAAP basis(2)	$(5,816)	$(310,563)	$340,007	$441,623

Taxable Income (Loss):
—from operations	(5,816)	(310,563)	340,007	441,623
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	0	8,269,413	(5,987,019)	1,313,997
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	0	8,269,413	(5,987,019)	1,313,997
Less: Cash Distributions to Investors:
—from operating cash flow	—	8,071,832	(6,009,533)	1,310,825
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	0	197,581	22,574	3,172
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	0	$197,581	$22,514	$3,172

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	—	—	26.65
—from operations	—	(18.74)	20.52	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	487.14	(362.68)	79.11
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	487.14	(362.68)	79.11
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program’s offering began in December 2008 and the initial investment was received on April 2, 2009. This program’s offering closed on June 21, 2010 and the program is still in operation.

	Thompson/Morgan Baton Rouge I, DST(4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$1,626,390	$3,563,293	$3,537,142
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(1)	—	135,858	432,191	434,836
Interest Expense	—	1,436,686	2,698,212	2,341,584
Depreciation & Amortization	—	—	4,390,134	4,390,134

Net Income (Loss)—GAAP basis(2)	$—	$53,846	$(3,957,244)	$(3,629,413)

Taxable Income (Loss):
—from operations	—	53,846	(3,957,244)	(3,629,413)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations(3)	—	4,334	690	102
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	4.334	690	102
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	—
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	4,334	690	102
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$4,334	$690	$102

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)	$—	$2.57	$(188.57)	$(172.95)
—from operations	—	—	—	—
—from recapture	—	—	—	—
Capital Gain (Loss)
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	—
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	—
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general and administrative expenses paid to affiliates for services pertaining to accounting, property management, legal services, etc.
(2)	The partnership maintains its books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity which is managed by a third party. Operating results reflect activity upon acquisition
June 10, 2009. 2009 Operating results reflect partial activity through October 31, 2009 only. November and December 2009 operating results are not available.

	Thompson/Post Ladera Palms, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$6,637,214
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	6,049,978
Interest Expense	—	—	—	665,065
Depreciation & Amortization	—	—	—	644,006

Net Income (Loss)—GAAP basis (2)	$—	$—	$—	$(721,835)

Taxable Income (Loss):
—from operations	—	—	—	(721,835)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	613,561
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	613,561
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	578,696
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	34,865
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$34,865

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(96.89)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	77.68
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	77.68
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition January 21, 2011.

	THOMPSON/POST REGAL CROSSING, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$—	$640,816
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	—	747,239
Interest Expense	—	—	—	244,143
Depreciation & Amortization	—	—	—	152,691

Net Income (Loss)—GAAP basis (2)	$—	$—	$—	$(503,257)

Taxable Income (Loss):
—from operations	—	—	—	(503,257)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	—	242,349
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	—	242,349
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	—	187,383
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	—	54,966
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$—	$54,966

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$—	$(107.08)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	—	39.87
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	—	39.87
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	This program is a joint venture entity and 3rd party managed. Operating results reflect activity upon acquisition June 3, 2011.

	TNP Irving Square, DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$222,049	$388,832
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	417,003	39,472
Interest Expense	—	—	—	—
Depreciation & Amortization	—	—	149,125	180,268

Net Income (Loss)—GAAP basis (2)	$—	$—	$(344,079)	$169,092

Taxable Income (Loss):
—from operations	—	—	(344,079)	169,092
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	207,747	372,325
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	207,747	375,325
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	204,453	373,719
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	3,294	1,606
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$3,294	$1,606

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(67.73)	$33.79
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	40.25	73.57
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	40.25	73.57
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period May 4, 2010 to December 31, 2010.

	TNP Titan Plaza Fund, LLC (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$626,765	$1,293,905
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	712,034	934,635
Interest Expense	—	—	85,762	335,692
Depreciation & Amortization	—	—	253,306	927,198

Net Income (Loss)—GAAP basis (2)	$—	$—	$(424,337)	$(903,620)

Taxable Income (Loss):
—from operations	—	—	(424,337)	(903,620)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	320,710	257,046
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	320,710	257,046
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	6,736	197,700
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	313,974	59,346
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$313,974	$59,346

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(99.84)	$(212.62)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	1.58	46.52
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	1.58	46.52
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period October 1, 2010 to December 31, 2010.

	TNP 121 S. Martin Luther King Blvd., DST (4)
	Year Ended December 31,
	2008	2009	2010	2011
Gross Revenues	$—	$—	$365,036	$1,019,953
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses (1)	—	—	341,847	10,385
Interest Expense	—	—	339,898	586,450
Depreciation & Amortization	—	—	283,920	602,504

Net Income (Loss)—GAAP basis (2)	$—	$—	$(600,629)	$(179,386)

Taxable Income (Loss):
—from operations	—	—	(600,629)	(179,386)
—from gain on sale	—	—	—	—
Cash Generated:
—from operations (3)	—	—	289,065	622,096
—from sales	—	—	—	—
—from refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	—	—	289,065	622,096
Less: Cash Distributions to Investors:
—from operating cash flow	—	—	235,145	620,689
—from sales and refinancing	—	—	—	—
—from other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	—	35,920	1,407
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$—	$35,920	$1,407

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
—from operations	$—	$—	$(76.22)	$(22.76)
—from recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—
Cash Distributions to Investors:
Sources (on GAAP basis)
—Investment Income	—	—	32.13	78.77
—Return of Capital	—	—	—	—
Sources (on Cash basis)
—Sales	—	—	—	—
—Refinancing	—	—	—	—
—Operations	—	—	32.13	78.77
—Other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table				100%

Notes to Table III

(1)	Operating expenses include management fees and general & administrative expenses paid to affiliates for such services pertaining to accounting, property management, legal services etc.
(2)	The partnership maintains their books on a GAAP basis.
(3)	Cash generated from operations generally includes net income plus depreciation and amortization plus any non-cash adjustments such as accrued rent income, account receivable and accounts payable.
(4)	Operating results reflect partial activity from acquisition period July 12, 2010 to December 31, 2010.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

Table IV presents information regarding the operating results of TNP prior programs that have completed operations (no longer hold properties) during the five years ended December 31, 2011. All amounts presented are as of December 31, 2011.

Program Name	Bruin Fund, L.P. (Oakwood Tower/One Lee Park)
Dollar Amount Raised	$3,950,000
Number of Properties Purchased	2
Date of Closing of Offering	05/09/10
Date of First Sale of Property(1)	N/A
Date of Final Sale of Property(1)	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$618.23
—from recapture	—
Capital gain (loss)(2)	830.74
Deferred gain
—Capital	—
—Ordinary	—
Cash Distributions to Investors
Sources (on GAAP basis)(3)
—Investment Income	—
—Return of Capital	—
Sources (on cash basis)
—Sales	—
—Refinancing	—
—Operations	—
—Other	—
Receivable on Net Purchase Money Financing	—

Notes to Table IV

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.
(2)

Capital gain pertains to proceeds and cost adjustments related to property foreclosure by the lender effective August 4, 2010. The gain resulted from an impairment charge applied in 2009. The charge taken lowered the fair market value of the asset compared to loan balance.

(3)	Bruin Fund, L.P. maintains its books on a GAAP basis.

TABLE V

RESULTS OF SALES OR DISPOSITIONS OF PROPERTIES (UNAUDITED)

Table V sets forth summary information on the results of the sale or disposals of properties since December 31, 2008 by TNP prior programs. All amounts are through December 31, 2011.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			(Deficiency) Excess of Property
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Cost	Total	Operating Cash Receipts Over Cash Expenditures
Bruin Fund, L.P.
(Oakwood Tower and One Lee Park West)(1)	5/12/2008	8/4/2010	$—	$9,150,511	$—	$—	$9,150,511	$10,287,825	$4,479,515	$14,767,340	$(326,644)

Notes to Table V

(1)	Bruin Fund, L.P.’s two property assets (Oakwood Tower and One Lee Park West) were foreclosed upon by a lender effective August 4, 2010.